$504,000 Aggregate Principal Amount

                   10% Convertible Unsecured Notes Due 2001
                                     and
        Variable Conversion Rate Convertible Unsecured Notes Due 2001






                            NOTE PURCHASE AGREEMENT


                                   Between


                          IXION BIOTECHNOLOGY, INC.

                                     And


                             THE NOTE PURCHASERS
                          NAMED IN SCHEDULE I HERETO






                        Dated as of September 13, 1996












     TABLE OF CONTENTS

RECITALS     1

ARTICLE I.  SALE AND PURCHASE OF NOTES     1
Section 1.1     Sale and Purchase of Notes.     1
Section 1.2     Initial Closing.     2
Section 1.3     Additional Closings.     2
Section 1.4     Location of Closing.     2
Section 1.5     Payment for and Delivery of Notes.     2
Section 1.6     Security for and Ranking of the Notes.     2

ARTICLE II.  CONDITIONS TO CLOSING     2
Section 2.1     Aggregate Principal Amount of Notes Sold.     3
Section 2.2     Representations and Warranties Correct.     3

ARTICLE III.  THE NOTES     3
Section 3.1     Principal and Interest.     3
Section 3.2     Method and Place of Payment of Principal and Interest.
     3
Section 3.3     Note Register; Exchange of Notes.     4

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES     4
Section 4.1     Unregistered Offering.     4
Section 4.2     Corporate Organization and Authority.     4
Section 4.3     Transactions Authorized.     5
Section 4.4     Securities Authorized.     5
Section 4.5     Financial Statements.     5
Section 4.6     Security for and Ranking of the Notes     5

ARTICLE V.  AFFIRMATIVE COVENANTS     6
Section 5.1     Payment of Notes.     6
Section 5.2     Company Reporting.     6

ARTICLE VI.  FINANCIAL COVENANTS     6
Section 6.1     Cash Flow Limitation.     6
Section 6.2     Liens, Encumbrances, and Senior Debt.     6

ARTICLE VII. REDEMPTION OF NOTES     7
Section 7.1     Optional Redemption; Liquidity.     7
Section 7.2     Selection by Company of Notes to be Redeemed.     7
Section 7.3     Notice of Offer for Redemption; Notice of Acceptance.     8
Section 7.4     Notes Payable on Redemption Date.     9
Section 7.5     Notes Redeemed in Part.     9

ARTICLE VIII.  CONVERSION OF NOTES     9
Section 8.1     Conversion at Option of Holder.     9
Section 8.2     Surrender of Note.     10
Section 8.3     No Fractional Shares.     10
Section 8.4      Adjustment of Conversion Price.     10
Section 8.5      Adjustment for Mergers.     10

ARTICLE IX.  REGISTRATION OF CONVERSION SHARES     11
Section 9.1     Incidental Registration.     11
Section 9.2     Registration Procedures.     11
Section 9.3     Expenses.     11
Section 9.4     Conditions to Company's Obligation.     12
Section 9.5     Special Definition.     12
Section 9.6     Availability of Registration Rights.     12

ARTICLE X.  EVENTS OF DEFAULT     12
Section 10.1     Events of Default.     12
Section 10.2     Acceleration; Waiver of Default.     13

ARTICLE XI.  AMENDMENT AND WAIVER     13

ARTICLE XII.   MISCELLANEOUS     14
Section 12.1     Representations and Warranties of Note Purchasers.
     14
Section 12.2     Assignment and Transfer.     15
Section 12.3     Survival of Agreements.     16
Section 12.4     Notices.     16
Section 12.5     Binding Effect.     16
Section 12.6     Entire Agreement.     17
Section 12.7     Modification and Waiver.     17
Section 12.8     Severability.     17
Section 12.9     Governing Law; Venue.     17
Section 12.10     Section Headings.     17
Section 12.11     Counterparts.     17

SIGNATURE OF THE COMPANY     18

SIGNATURE OF NOTE PURCHASERS     19

SCHEDULE I - LIST OF NOTE PURCHASERS     20

EXHIBIT A   FORM OF 10% CONVERTIBLE UNSECURED NOTE     A-1

EXHIBIT B  FORM OF VARIABLE CONVERSION RATE CONVERTIBLE UNSECURED NOTE     B-1

                           NOTE PURCHASE AGREEMENT

     THIS NOTE PURCHASE AGREEMENT, is made and entered into as of the 13th day of September, 1996, by and between Ixion Biotechnology, Inc., a Delaware corporation (the "Company"). and the purchasers named in Schedule I hereto (each a "Note Purchaser" and collectively the "Note Purchasers").

                           RECITALS

     A. The Company has authorized the issue and sale of its 10% Unsecured Convertible Notes Due 2001 (the "10% Notes") and its Variable Conversion Rate Unsecured Convertible Notes Due 2001 (the "Variable Notes") (the 10% Notes and the Variable Notes, together with any notes issued in exchange therefor or replacement thereof, called the "Notes") in the aggregate principal amount of $504,000, which amount may be increased by the Company to up to $1,000,000. The 10% Notes are to be substantially in the form of Exhibit A, and the Variable Notes are to be substantially in the form of Exhibit B, attached hereto. Interest on the 10% Notes accrues from September 1, 1996 and is payable quarterly, in arrears, on November 30, February 28, May 31, and August 31 of each year, commencing November 30, 1996. The Notes are unsecured general obligations of the Company and rank pari passu with all other unsecured and unsubordinated obligations of the Company. The Notes are subordinated to any senior indebtedness or secured indebtedness of the Company.

     B. The 10% Notes are convertible into shares of the common stock of the Company, $.01 par value (the "Common Stock"), at a conversion price of $4.20 per share, and the Variable Notes are convertible into shares at conversion prices ranging from $4.20 per share to $2.10 per share, as provided in Article VIII herein. The shares of Common Stock issuable upon conversion of the Notes are the "Conversion Shares."

     C. The Notes and the Conversion Shares are herein sometimes referred to collectively as the "Securities." The Note Purchasers and their permitted assignees are herein sometimes referred to as the "Holders" of the Securities.

     D. The Company has prepared and each of the Note Purchasers has received a Confidential Private Placement Memorandum dated September 13, 1996, relating to the Company and the offer and sale of the Notes (the
"Memorandum").

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the parties hereto agree as follows:


ARTICLE I.  SALE AND PURCHASE OF NOTES

     Section 1.1 Sale and Purchase of Notes. The Company will issue and sell to each Note
Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties contained herein, each Note Purchaser will purchase from the Company, at the Closing specified in Section 1.5 herein, the Notes to be purchased by such Note Purchaser at such Closing as indicated on the Signature of Note Purchasers attached hereto. The obligations of the Note Purchasers to purchase the Notes hereunder are several, and not joint.

     Section 1.2 Initial Closing. The date for the initial closing shall be set by the Company upon the receipt of subscriptions for Securities in the aggregate principal amount of at least $504,000 (or such lesser principal amount of Securities as may be sold). The time of such initial sale of Securities shall be referred to herein as the "Initial Closing," and the date of such initial sale of Securities shall be referred to herein as the "Initial Closing Date."

     Section 1.3 Additional Closings. After the Initial Closing, subject to the terms and conditions of the Memorandum, the Company may agree to acknowledge the sale of and accept payment for additional Securities up to a maximum of $1,000,000 aggregate principal amount of Securities. Upon the sale of such additional Securities, the Company shall set dates and times to acknowledge the sale of and accept payment for such additional Securities. The time of any such additional sale of Securities shall be referred to herein as an "Additional Closing," and the date of any such additional sale of Securities shall be referred to herein as an "Additional Closing Date." The Initial Closing and any Additional Closing shall sometimes be referred to herein as a "Closing,"' and the Initial Closing Date and any Additional Closing Date shall sometimes be referred to herein as a "Closing Date."

     Section 1.4 Location of Closing. Each Closing of the sale and purchase of the Notes hereunder shall take place at the offices of the Company in Alachua, Florida.

     Section 1.5 Payment for and Delivery of Notes. At the Closing, the Company will deliver the Securities to be purchased by each Note Purchaser at such Closing against payment of the purchase price therefor to the Company. The purchase price for the Securities shall be paid to the Company by check or wire transfer. If paid by wire transfer, such payment shall be made to an account designated by the Company, and in accordance with instructions provided by the Company. At the Closing, the Company will deliver to the Note Purchasers Notes of the type elected by the Note Purchasers pursuant to
Section 3.1(b) hereof, registered in the name of each Note Purchaser and in such denominations authorized under Article III hereof as such Note Purchaser may reasonably request.

     Section 1.6 Security for and Ranking of the Notes. The Notes will be unsecured general obligations of the Company and will rank pari passu with all other unsecured general obligations of the Company .


 ARTICLE II.  CONDITIONS TO CLOSING

     The obligation of each Note Purchaser to purchase and pay for the Notes to be purchased by such Note Purchaser at the Closing shall be subject to the fulfillment, prior to or at the Closing, of the following conditions:

     Section 2.1 Aggregate Principal Amount of Notes Sold. On or prior to the Initial Closing Date, the Company shall have received subscriptions for Securities in the aggregate principal amount of at least $252,000. If subscriptions in the aggregate principal amount of at least $504,000 have not been received by (or on behalf of) the Company by the Time of Termination, the Company may modify the terms of the Offering and acknowledge the sale of and accept payment for those Securities for which subscriptions have been received.

     Section 2.2 Representations and Warranties Correct. The representations and warranties of the Company contained in Article IV hereof shall have been true correct when made and shall be correct at and as of the time of the Closing.


            ARTICLE III.  THE NOTES

     Section 3.1     Principal and Interest.

     (a) Maturity Date. The entire principal balance of the Notes (less any redemptions made under Article VII hereof) shall be due and payable on August 31, 2001.

     (b) Election of Form of Notes. At the time of execution of this Note Purchase Agreement, a Note Purchaser must elect either 10% Notes or Variable Notes. The election is final once the Notes are issued by the Company.

     (c) Interest. No interest shall accrue on Variable Notes. Interest shall accrue on the unpaid principal balance of the 10% Notes commencing September 1, 1996, at the rate of 10% per annum and shall be payable quarterly in arrears on November 30, February 28, May 31, and August 31 in each year, commencing November 30, 1996. Interest shall be computed on the basis of a 360 day year. Interest shall be payable to the persons in whose names the Notes are registered at the close of business on the fifteenth day of the month of the respective interest payment date.

     Section 3.2 Method and Place of Payment of Principal and Interest. Despite any provisions to the contrary contained herein or in the Notes, the Company will pay to the Holder of a Note in immediately available funds to an account designated by such Holder, all amounts payable to such Holder in respect of the principal of, or interest on, any of the Notes then registered to such Holder, without any presentation of such Notes. Payment of the principal of and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in Alachua, Florida, or in such other office or agency as may be established by the Company pursuant to this Agreement (initially the principal executive office of the Company in Alachua, Florida), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (subject to collection) by check mailed to the address of the Holder entitled thereto as such address shall appear on the Note Register.
     Section 3.3 Note Register; Exchange of Notes. The Company will keep, at its office maintained pursuant to Section 12.4, a register in which the Company will provide for the registration and transfer of the Notes. The Holder of any Notes may, at its option, in person or by duly authorized attorney, surrender the same for exchange at such principal office of the Company and, within a reasonable time thereafter and without expense for the issuance of the replacement Notes, receive in exchange therefor one or more duly executed Notes, each in the principal amount of any multiple of $100, as a Holder may reasonably request, dated as of the date to which interest has been paid on the Note or Notes so surrendered, or if no interest has yet been so paid, then dated the date hereof, and registered in such name or names, all as may be designated by such Holder. for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered. The Company covenants and agrees to take and cause to be taken all action necessary to effect such registrations, transfers and exchanges. Each such new Note shall be payable to such person as such registered owner may request. The Company and any agent of the Company may treat the person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of, and interest on, such Note and for all other purposes, whether or not such Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     Section 3.4 Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a Note and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (ii) in the case of mutilation, upon surrender and cancellation thereof, then the Company at its expense will execute and deliver in lieu thereof a new Note of like tenor, dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest has been paid thereon.


ARTICLE IV.  REPRESENTATIONS AND WARRANTIES

     The Company hereby represents and warrants to each of the Note Purchasers as follows:

     Section 4.1 Unregistered Offering. The offer, offer for sale, and sale of the Securities (the "Offering") have not been and will not be registered with the Securities and Exchange Commission (the "Commission") in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

     Section 4.2 Corporate Organization and Authority. The Company has been duty organized, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its properties and conduct its business as described in the Memorandum, and is duly qualified to transact business in all jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification and the failure so to qualify would have a material adverse effect on the Company's business or condition, financial or otherwise. The Company does not own or control, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, association, partnership, joint venture or other entity.

     Section 4.3 Transactions Authorized. This Agreement and the performance by the Company of its obligations hereunder have been duly and validly authorized by the Company. This Agreement has been executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and by general equitable principles and except as rights to indemnity and contribution hereunder may be limited by applicable securities laws. The Company has full power and authority to enter into this Agreement and to issue and sell the Securities to be sold hereby on the terms and conditions set forth herein, all necessary corporate proceedings therefor have been duly and validly taken, and no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Securities, except such as may be required under the Securities Act and any applicable state securities laws.

     Section 4.4 Securities Authorized. The Notes to be sold in the Offering have been duly authorized and, when issued, delivered, and paid for in accordance with this Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms and the terms of this Agreement, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium, and other laws of general application relating to or affecting the enforcement of creditors' rights and by general equitable principles. The Conversion Shares are duly authorized and, when and if issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable. A sufficient amount of Common Stock of the Company has been reserved for the issuance of the Conversion Shares. Neither the Offering nor the sale of the Securities as contemplated by this Agreement will give rise to any preemptive rights.

     Section 4.5 Financial Statements. The Company's financial statements, together with related notes, included in the Memorandum, present fairly the financial position and results of operations of the Company on the basis stated in the Memorandum at the indicated dates and for the indicated periods. Such financial statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made, except as otherwise stated therein. The as adjusted financial information included in the Memorandum has been prepared in accordance with generally accepted accounting principles to give effect to certain assumptions and transactions made on reasonable bases that are fully and accurately described in the Memorandum, and such adjustments have been properly applied on the bases described therein. The summary and selected financial data included in the Memorandum present fairly the information set forth therein on the basis stated in the Memorandum and have been compiled on a basis consistent with the financial statements to which they relate.

     Section 4.6 Security for and Ranking of the Notes. The Notes will be unsecured general obligations of the Company and will rank pari passu with all other unsecured general obligations of the Company.


  ARTICLE V.  AFFIRMATIVE COVENANTS

     Section 5.1 Payment of Notes. The Company will punctually pay or cause to be paid the principal of and interest on the Notes at the times and places and in the manner specified in the Notes.

     Section 5.2     Company Reporting.   If and when the Company becomes
subject
to the periodic reporting and informational requirements of the Commission, it will furnish to each Note Holder copies of the Company's reports on Forms 10-K, 10-Q, and 8-K and of proxy materials for all annual and special meetings of shareholders of the Company, that the Company is required to file with the Commission.


   ARTICLE VI.  FINANCIAL COVENANTS

     The Company covenants, warrants, and agrees with the Notes Purchasers, for their benefit, as follows:

     Section 6.1 Cash Flow Limitation. The Company shall not permit net negative cash flow to exceed $60,000 per month for any successive three month period commencing with the Closing Date, unless and until not less than $1.5 million of additional funds have been obtained by the Company, whether by, without limitation, equity investment, senior indebtedness, unsecured indebtedness, subordinated indebtedness, sale of warrants, preferred stock, or other securities, payments by corporate partners or collaborators, grants, or revenue.

     Section 6.2 Liens, Encumbrances, and Senior Debt. The Company may, directly or indirectly, create, incur, assume, or permit to exist any indebtedness senior to the Notes, or any lien (other than Permitted Liens) upon any of its properties securing any indebtedness of the Company, only with the prior approval of the unanimous vote of its Board of Directors finding that the incurring of such indebtedness is in the best interests of
the Company.   "Permitted Liens" means:

(i) liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by generally accepted accounting principles,

(ii) landlord's, carrier's, warehousemen's, storage, mechanics', workmen's, materialmen's, operator's or similar liens arising in the ordinary course of business,

(iii) easements, rights-of-way, restrictions and other similar easements, licenses, restrictions on the use of properties or minor imperfections of title that, in the aggregate, are not material in amount, and that do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company,

(iv) judgment and attachment liens not giving rise to an Event of Default created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made to the extent required by generally accepted accounting principles,

(v)     liens on deposits made in the ordinary course of business,

(vi) liens (including extensions and renewals thereof) upon real or tangible personal property acquired after the date of this Agreement, provided that (A) any such lien is created primarily for the purpose of securing purchase money indebtedness, (B) the principal amount of the purchase money indebtedness secured by such lien does not exceed 100% of such cost, (C) such lien does not extend to or cover any other property other than such item of property and any improvements on such item, and
(D) the incurring of such purchase money indebtedness is permitted by this Agreement, and

(vii) liens (including extensions and renewals thereof) upon receivables and inventory, provided that any such lien is created primarily for the purpose of securing indebtedness outstanding under revolving credit facilities, now or hereafter existing, of the Company.


   ARTICLE VII. REDEMPTION OF NOTES

     Section 7.1 Optional Redemption; Liquidity. A holder may offer his or her Notes for redemption, in whole at any time or in part from time to time, on or after December 31, 1996, at the redemption price of 90% of the principal amount ("Redemption Price"), plus accrued and unpaid interest, if any, thereon to the date fixed for redemption ("Redemption Date"). The Company may, but shall not be required to, redeem such offered Notes (or a portion thereof), if, in the absolute discretion of the Board of Directors, it has sufficient resources in hand to prudently do so. The Company, if it elects not to redeem such offered Notes shall use its best efforts to inform the offering holder of other investors who may agree to acquire such offered Notes known to the Company.

     Section 7.2 Selection by Company of Notes to be Redeemed. If some, but less than all, of a Note or Notes offered by a holder or holders from time to time are to be redeemed, the particular Notes to be redeemed shall be selected by the Company from the outstanding Notes using such method as the Company shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes of a denomination not less than $100.

     For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note which has been or is to be redeemed.

     On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof accepted for redemption. If the Notes are accepted for redemption, the Note Purchasers may exercise the conversion rights set forth in Article VIII until the Redemption Date.

     Section 7.3     Notice of Offer for Redemption; Notice of Acceptance.

     (a) Notice of Offer for Redemption. Notice by a Holder of his or her offer for redemption shall be given by first-class mail, postage prepaid, mailed not less than 60 days prior to the proposed Redemption Date, to the Company at its address for notices provided pursuant to Section 12.4 hereof.

     Each notice of offer for redemption shall state:

     (1)      the name of the registered Holder,

     (2)     the proposed Redemption Date,

     (3) if less than all of a Holder's outstanding Notes are to be offered for redemption, the principal amount of the Note offered to be redeemed,

     (4) acknowledgment that on the proposed Redemption Date, if the offer is accepted by the Company, the Redemption Price will become due and payable, and that interest thereon shall cease to accrue from and after said date, and

     (b) Notice of Acceptance of Offer for Redemption. Notice of acceptance of a Holder's offer of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 days prior to the Redemption Date accepted by the Company, to each Holder of Notes whose offer of redemption has been accepted, at such Holder's address appearing in the Note Register.

     Each notice of acceptance of an offer for redemption shall state:

     (1)     the Redemption Date agreed to by the Company,

     (2)     the Redemption Price,

     (3) if less than all Notes offered for redemption (or less than all the outstanding principal amount of a Note offered for redemption) is to be redeemed, the identification (and in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed,

     (4) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that interest thereon shall cease to accrue from and after said date; and

     (5) the place where such Notes are to be surrendered for payment of the Redemption Price, which shall be the office of the Company unless otherwise indicated.

     Section 7.4 Notes Payable on Redemption Date. Notice of acceptance of offer for redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified and from and after such date, unless the Company shall default in the payment of the Redemption Price, such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with said notice, such Notes shall be paid by the Company at the Redemption Price. Installments of interest whose stated maturity is on the Redemption Date shall be payable to the Holders of such Notes registered as of the record date for such interest installment as provided in Section 3.1 hereof.

     If any Note accepted for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

     Section 7.5 Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered to the Company with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, and the Company shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


 ARTICLE VIII.  CONVERSION OF NOTES

     Section 8.1     Conversion at Option of Holder.

     (a) Conversion Option. At the election of the Holder of a Note, the principal amount of the Note may be converted, in whole or in part, into shares of the Company's Common Stock at any time at the conversion Price set per share set forth below (the "Conversion Price"). If the Notes are accepted for redemption by the Company, Holders will be permitted to exercise the conversion rights until the Redemption Date. The Notes may be converted at any time, or from time to time, prior to repayment of the Notes. The Notes may be converted only upon presentation and surrender of the Notes and following written notice to the Company of the Holder's election to convert the principal amount hereof, in` the manner provided in this Article VIII (the actual date of conversion is hereinafter referred to as the "Conversion Date").

     (b)     Conversion Price.  The Conversion Price shall be as follows:

     (i)     The Conversion Price for 10% Notes shall be $4.20 per share.


     (ii)     The Conversion Price for Variable Notes shall be:

End of  Year 1          Year 2          Year 3          Year 4          Year 5
Nov      $4.10          $3.70           $3.30           $2.90           2.50
Feb      $4.00          $3.60           $3.20           $2.80           2.40
May      $3.90          $3.50           $3.10           $2.70           2.30
Aug      $3.80          $3.40           $3.00           $2.60           2.10

     Section 8.2 Surrender of Note. In order to exercise the conversion privilege, the Holder shall give written notice to the Company at the Company's principal office at least three (3) days prior to such conversion that the Holder elects to convert the Note, specifying the principal amount of the Note to be converted, and shall surrender the Note to the Company on or before the Conversion Date at such office. Such notice shall also state-the name or names, together with address or addresses, in which the certificate or certificates for Conversion Shares shall be issued. The Notes surrendered for conversion shall, unless the Conversion Shares are to be issued in the same name as the name of the original Holder, be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or its duly authorized attorney. As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver at such office or agency to the Holder, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of the Notes in accordance with the provisions of this Article VIII, and a new Note representing the principal balance if any, with respect to which the surrendered Note shall not then have been converted shall also be delivered to the Holder.

     Section 8.3 No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Notes. In the event that any portion of principal amount of the Notes would be converted into only a fractional interest in a share of Common Stock in connection with such conversion, then the Company shall, in lieu thereof, pay to the Holder the principal amount representing such fractional interest.

     Section 8.4 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time such that, in case the Company shall hereafter: (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which such Holder would have owned immediately following such action had such Note been converted immediately prior thereto. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

     Section 8.5 Adjustment for Mergers. In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Section 8.4 but the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities and property which such Holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Note been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Article with respect to the rights and interest thereafter of the Holder. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.


ARTICLE IX.  REGISTRATION OF CONVERSION SHARES


     Section 9.1 Incidental Registration. If, the Company shall determine or be required to register any shares of the Company's Common Stock (whether on behalf of itself or any other person) under the Securities Act of 1933 on Forms S-1, S-2, S-3, SB-1, or SB-2 (or if such forms are rescinded by the Securities and Exchange Commission (the "Commission") such forms as replace those forms), excluding any registration for the offering and sale of securities of the Company to its employees, it will notify all record Holders of Conversion Shares in order that they may request that all or a part of their Conversion Shares of Common Stock be included in the registration statement. If requested by any Holder of Conversion Shares in writing within 20 days after the Company's notice, the Company will, except as herein provided, include the requested number of Conversion Shares in such registration statement. Any such request shall include the agreement of the Holder requesting the registration to execute and deliver the underwriting agreement, if any, to be executed and delivered in connection with such registration. The Company may, however, decline to include all or a part of the requested number of shares in a registration statement pursuant to this section if it is advised by the investment banking firm, if any, managing the underwriting (or, in the case of a registration undertaken by the Company without underwriters, if it is determined by the Board of Directors of the Company) that such inclusion would adversely affect the offering of the shares to be covered by the proposed registration statement.

     Section 9.2 Registration Procedures. The Company shall use its best efforts to file such post-effective amendments to any registration statement described herein as shall be necessary to keep it effective until six months after the effective date of the registration statement or the date on which all of the Conversion Shares of Holders covered thereunder shall have been sold, whichever is earlier.

     Section 9.3 Expenses. The expenses of the registration of Holders' Conversion Shares (other than transfer taxes, underwriting commissions, and fees of Holders' counsel) shall be paid by the Company.

     Section 9.4 Conditions to Company's Obligation. As a condition to the
Company's obligation under this Article IX to cause a registration statement or amendment to be filed or shares to be included in a registration statement, each Holder shall provide such information and execute such documents as may reasonably be required in connection with such registration. In addition, the Company shall not be required to include such shares in a registration statement if it shall have received opinions of its and the Holder's counsel to the effect that the proposed disposition of such shares may be effected without registration under the Act.

     Section 9.5 Special Definition. For purposes of this Article IX. "Conversion Shares" shall mean the shares of Common Stock of the Company issuable upon conversion of the Notes and all shares of such Common Stock issued in exchange or substitution therefor, whether or not such securities (other than the Notes) have in fact been issued, and the stock or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, any of the foregoing securities, or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets. For purposes hereof, the record Holder of the Notes shall be treated as the record Holder of the related Common Stock then issuable upon the exercise thereof. Nothing in this Section 9.5 shall, however, be deemed to require the Company to register the Notes, it being understood that the registration rights granted hereby relate only to shares of Common Stock of the Company and securities issued in substitution or exchange therefor.

     Section 9.6     Availability of Registration Rights.   The right to a
registration pursuant hereto shall commence on the first date at which the Notes may be converted, and shall terminate at midnight on August 31, 2006.


      ARTICLE X.  EVENTS OF DEFAULT

     Section 10.1 Events of Default. An "Event of Default" shall exist if any of the following occurs and is continuing:

     (a) Default shall be made by the Company in a payment of principal on any Note, when and as the same shall become due and payable, at maturity (including upon acceleration), upon redemption, or otherwise; or

     (b) Default shall be made by the Company in a payment of interest on any Note, when and as the same shall become due and payable, and such default shall continue for fifteen (15) calendar days after there has been given written notice of such default to the Company by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; or

     (c) Default shall be made in the performance or observance of any covenant, condition, undertaking or agreement contained in this Agreement or the Notes, and such default shall continue for thirty (30) calendar days after there has been given written notice of such default to the Company by the Holders of at least 25% in aggregate principal amount of the outstanding Notes.

     Section 10.2     Acceleration; Waiver of Default.

     (a)     In case any one or more of the Events of Default specified in
Section 10.1 shall have happened and be continuing, the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have the right to accelerate payment of the entire principal of, and all interest accrued on, all such outstanding Notes, and, upon such acceleration, the Notes shall thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the Holder of the Note the entire outstanding principal of, and interest accrued on, such Note.

     (b) If an Event of Default shall occur and be continuing, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may proceed to protect and enforce the rights of the Holders either by suit, in equity and/or by action at law, or by other appropriate proceedings, whether for specific performance (to the extent permitted by applicable law or equitable principles) of any covenant or agreement contained in this Agreement or the Notes, or in aid of the exercise of any power granted in this Agreement or the Notes, or may proceed to enforce the payment of the Notes or to enforce any other legal or equitable right of the Holders of the Notes.

     (c) The Holders of a majority in aggregate principal amount of outstanding Notes may waive an Event of Default resulting in acceleration of such Notes but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

     (d) No course of dealing on the part of the Holder of any Note or any delay or failure on the part of such Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies.


  ARTICLE XI.  AMENDMENT AND WAIVER

     Any term, covenant, agreement or condition of this Agreement may be amended, or compliance therewith may be waived, if the Company shall have obtained the agreement or consent in writing of the Holders of at least a majority in aggregate principal amount of all outstanding Notes; provided, however, that no such amendment or waiver shall, without the consent of the Holder of each Note affected thereby, (i) change the stated maturity of the principal of, or the due date of any installment of interest on, any Note,
(ii) reduce the principal of, or rate of interest on, any Note, (iii) change the place of payment where, or coin or currency in which any portion of the principal of, or interest on, any Note is payable, (iv) impair the right to institute suit for the enforcement of any such payment, (v) reduce the above-stated percentage of Holders of the outstanding Notes necessary to modify this Agreement, or (vi) modify the foregoing requirements or reduce the percentage of outstanding Notes necessary to effect such amendments or waivers.


       ARTICLE XII.   MISCELLANEOUS

     Section 12.1 Representations and Warranties of Note Purchasers. Each Note Purchaser hereby represents and warrants:

     (a) The Securities being acquired by such Purchaser are for his or her own account for investment and not with a view of the resale or distribution there of, and he or she has no present intention of making any distribution or disposition of any of such Securities. Purchaser understands that the Securities are being sold to him or her in a transaction which is exempt from the registration requirements of the Securities Act of 1933 (the "Act"), and that such Securities must be held and not resold unless they are subsequently registered under the Act or an exemption from such registration is available and the Securities shall contain a legend to the foregoing effect.

     (b) He or she has received and carefully read the Memorandum and this Note Purchase Agreement and has not been furnished with any other offering materials or literature relating to the Company other than as stated herein.

     (c) He or she has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Securities, and any such questions have been answered to his or her full satisfaction. In addition, such Note Purchaser has had the opportunity to request additional information from the Company as described in the Memorandum under "Additional Information." Any such requested additional information has been provided.

     (d) He or she either (i) along with his or her representative, has such knowledge and expertise in financial and business matters that he or she is capable of evaluating the merits and risks involved in an investment in the Securities (Note Purchaser's representative must be specifically acknowledged as such for the purpose of a potential investment in the Securities), or (ii) qualifies as an "accredited investor" (as that term may be further defined under Regulation D promulgated under the Act) at the time of his or her purchase of the Notes.

     (e) He or she has adequate means of providing for his or her current needs and has no need for liquidity in this investment. The Note Purchaser has no reason to anticipate any material change in his or her financial condition for the foreseeable future. The Note Purchaser understands that he or she may be required to bear the economic risk of an investment in the Securities for an indefinite period because the Securities have not been registered under the Act, and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available. Purchaser has been advised that Rule 144 under the Act permits the resale, subject to strict conditions, of limited amounts of "restricted securities" (as the Conversion Shares will be classified under Rule 144) after they have been held for two years. Rule 144, among other things, requires that adequate current public information be available with respect to the Company. Purchaser acknowledges that the Company is under no obligation to register the Securities under the Act, to become a reporting company under the Securities Exchange Act of 1934, or otherwise make public the financial and other information required to comply with the requirements of any exemptions from registration under the Act, except as otherwise set forth herein.

     (f)     He or she is aware that the purchase of the Notes is a
speculative
investment involving a high degree of risk and that there is no guarantee that the Note Purchaser will realize any gain from this investment, and that the
Note Purchaser could lose the total amount of his or her investment.   He or
she is financially able to bear the economic risk of the investment in the Securities, including a total loss of such investment. The Note Purchaser has carefully considered the risk factors set forth in the Memorandum.

     (g) Each Note Purchaser understands that no federal or state agency has made any finding or determination regarding the fairness of the Offering, nor any recommendation or endorsement of the Offering.

     (h) Except as set forth in this Note Purchase Agreement, no representations or warranties have been made to the Note Purchaser by the Company, and in entering into this transaction, the Note Purchaser is not relying upon any information other than that referred to herein. No person has made any representation or warranties as to the accuracy or completeness of the information contained in the Memorandum. Neither the Company, nor any other person acting on its behalf has offered or sold the Notes to him or her by any form of general solicitation or general advertising.

     (i) Purchaser understands that the Securities are being offered and sold to him or her in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Note Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Note Purchaser to acquire the Securities.

     (j) The address set forth below is the Note Purchaser's residence, and he or she has no present intention of becoming a resident of any other state or jurisdiction.

     (k) The Note Purchaser acknowledges that the Notes and the certificate for Conversion Shares issued to him or her will bear the legend set forth on page A-4 hereof, and appropriate stop transfer instructions will be noted in the Company's stock records.

     (l) The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date of delivery of the Note Purchase Price to the Company, and shall survive such delivery.

     (m) The Note Purchaser acknowledges that he or she understands the meaning and legal consequences of the representations and warranties contained in this Note Purchase Agreement, and he or she hereby agrees to indemnify and hold harmless the Company and each officer and director thereof from and against any and all loss, damage, or liability due to or arising out of a breach of any representation or warranty of the Note Purchaser contained in this Note Purchase Agreement.

     Section 12.2 Assignment and Transfer. The Note Purchaser and any Holder of a Note may transfer Notes, in whole or in part. to another person and may, in connection with such transfer, assign its rights in whole or in part under this Agreement, provided that such transfer complies with applicable federal and state securities laws. The Company agrees to execute and deliver such instruments, documents, and certificates as the Note Purchaser, a Holder or any such transferee may reasonably request in order to document the transfer in whole or in part of rights hereunder, which instruments, documents and certificates shall be in form and substance reasonably satisfactory to counsel for the Note Purchaser or Holder or such transferee. Other than as provided in Section 6.3 hereof, the Company map not assign its rights, or effect an assumption of its obligations hereunder, in whole or in part, without the prior written consent of all of the Holders of the Notes.

     Section 12.3     Survival of Agreements.  All covenants,
representations and warranties contained herein or in the Notes, or made in any document given or supplied in connection herewith, shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Notes and payment therefor, any disposition thereof by the Holders thereof, and any investigation at any time made by such Holder on its behalf. All statements contained in any report, memorandum, certificate or other instrument delivered in connection with the transactions contemplated hereby or pursuant hereto shall constitute representations and warranties as of the date of delivery of such report, memorandum, certificate, or other instrument.

     Section 12.4 Notices. Unless otherwise specifically provided herein, all communications under this Agreement or the Notes shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the telecopy number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:


     If to the Note Purchasers:          To the address of each Note
Purchaser then reflected on the Note
Register maintained by the Company.


     If to the Company:               Ixion Biotechnology, Inc.
                              12085 Research Drive
                              Alachua, FL 32615


Any party hereto, or Holder of a Note, may change its address for purposes of this Section 12.4 by giving the other party written notice of the new address in the manner set forth above.

     Section 12.5 Binding Effect. All the terms of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     Section 12.6 Entire Agreement. This Agreement (including the Exhibits and Schedules which form a part hereof) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

     Section 12.7 Modification and Waiver. Neither any failure nor any delay on the part of the Company, any Note Purchaser or the Holder of any Note in exercising any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

     Section 12.8 Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

     Section 12.9 Governing Law; Venue. This Agreement and the Notes shall be governed by and construed under Florida law, without reference to principles of choice of law thereunder. The Company and each Note Purchaser hereby submits to the jurisdiction and venue of the United States District Court for the Northern District of Florida or the Circuit Court, Alachua County, State of Florida, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

     Section 12.10 Section Headings. The captions or headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

     Section 12.11 Counterparts. This Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.




           SIGNATURE OF THE COMPANY

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first above written.



                         IXION BIOTECHNOLOGY, INC.




                         By:
                                             (Signature)

                              Weaver H. Gaines
                              Chairman and Chief Executive Officer





       SIGNATURE OF NOTE PURCHASERS


     Election:   Note Purchaser elects (check one only)


           10% Unsecured Convertible Note Due 2001

           Variable Conversion Rate Unsecured Convertible Note Due 2001


          Principal Amount Subscribed For          $


     IN WITNESS WHEREOF, the undersigned Note Purchaser has caused this Agreement to be executed as of the date first above written.


     NOTE PURCHASER:
                                             (Signature of Note
Purchaser(s))



                              Name(s):
                                             (Print Name(s))



                              Address:






SCHEDULE I - LIST OF NOTE PURCHASERS


Name and Address of Note Purchaser               Principal Amount Purchased

                   10% Unsecured Convertible Notes Due 2001
















               Subtotal:



             Variable Conversion Rate Convertible Notes Due 2001












               Subtotal:

     Total :



EXHIBIT A

 FORM OF 10% CONVERTIBLE UNSECURED NOTE

                          IXION BIOTECHNOLOGY, INC.

                        10% Convertible Unsecured Note

$                                                             , 1996
  (Principal Amount)
(Date of Issue)

     FOR VALUE RECEIVED, Ixion Biotechnology, Inc., a Delaware corporation, (herein called the "Company"), hereby promises to pay to (the "Holder") or registered assigns, the principal sum of Dollars on August 31, 2001, and to pay interest thereon at the rate of 10% per annum from September 1, 1996 or from the most recent Interest Payment Date on which interest has been paid or duly provided, with the first interest payment on November 30, 1996, until the principal hereof is paid or made available for payment. Interest shall be computed on the basis of a 360 day year.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Note Purchase Agreement hereinafter referred to, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the regular Record Date for such interest, which shall be the fifteenth day, whether or not a Business Day, of the month of the respective Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder on such Regular Record Date. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Alachua, Florida, or in such other office or agency as may be established by the Company pursuant to said Note Purchase Agreement (initially the principal executive office of the Company in Alachua, Florida), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (subject to collection) by check mailed to the address of the person entitled thereto as such address shall appear on this Note Register.

     This Note is one of a duly authorized issue of Notes of the Company designated as its 10% Convertible Unsecured Notes due 2001 (herein called the "Notes"), issued and to be issued under a Note Purchase Agreement dated as of September 13, 1996 (herein called the "Note Purchase Agreement"), between the Company and initial Note Purchasers, to which Note Purchase Agreement reference is hereby made for a statement of the respective rights thereunder of the Company and the Holders of the Notes, and the terms upon which the Notes are, and are to be, delivered.

     The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is an unsecured general obligation of the Company and will rank pari passu with all other unsecured general obligations of the Company. Each Holder of a Note, by acceptance hereof, agrees to and shall be bound by the provisions of the Note Purchase Agreement.

     From and after December 31, 1996, the Holder shall be permitted to offer to redeem the Notes, in whole at any time or in part from time to time, upon written notice to the Note Purchasers given not less than 60 days prior to the date proposed for redemption, at the redemption price of 90% of the principal amount, plus accrued and unpaid interest, if any, thereon to the date fixed for redemption ("Redemption Date").

     Notice of acceptance of an offer for redemption shall be given to the Holders of Notes to be redeemed by mailing a notice of such redemption not less than 10 days prior to the accepted Redemption Date at their addresses as they shall appear on the Note Register, all as provided in the Note Purchase Agreement.

     If this Note (or a portion thereof) is accepted for redemption and funds for payment duly provided, this Note (or such portion thereof) shall cease to bear interest from and after such Redemption Date.

     Interest installments whose stated maturity is on the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant record date for such interest installment, all as provided in the Note Purchase Agreement. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

      This Note is convertible into shares of Common Stock, $.01 par value, of the Company, at a conversion price of $4.20 per share, in the manner set forth in the Note Purchase Agreement.

     If an Event of Default as defined in the Note Purchase Agreement shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement. The Note Purchase Agreement provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Notes outstanding.

     The Note Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Note Purchase Agreement at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Note Purchase Agreement also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Note Purchase Agreement and certain past defaults under the Note Purchase Agreement and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
      No reference herein to the Note Purchase Agreement and no provisions of this Note or of the Note Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

      As provided in the Note Purchase Agreement and subject to certain limitations therein set forth, this Note is transferable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in Alachua, Florida, or at such other office or agency as may be established by the Company for such purpose pursuant to the Note Purchase Agreement (initially the principal executive office of the Company in Alachua, Florida), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form, without coupons, in denominations of $100, or greater multiples of $100. Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Each Holder of a Note covenants and agrees by such Holder's acceptance thereof to comply with and be bound by the foregoing provisions.

     Certain terms used in this Note which are defined in the Note Purchase Agreement have the meanings set forth therein.

     The Company and any agent of the Company may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company nor any such agent shall be affected by notice to the contrary.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the signature of its Chairman, President, or one of its Vice Presidents and its corporate seal to be impressed or imprinted hereon, attested by the signature of its Secretary or one of its Assistant Secretaries.

Date:                                   IXION BIOTECHNOLOGY, INC.



                                   By

ATTEST:





Secretary



     THIS NOTE AND THE COMMON STOCK OF THE COMPANY ISSUABLE UPON CONVERSION OF THIS NOTE (THE "CONVERSION SHARES ") HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THIS NOTE AND THE CONVERSION SHARES MAY NOT BE SOLD. OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT, AND APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL FOR THE COMPANY THAT SUCH TRANSACTION WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER THE ACT OR APPLICABLE BLUE SKY LAWS.



EXHIBIT B

 FORM OF VARIABLE CONVERSION RATE CONVERTIBLE UNSECURED NOTE

                          IXION BIOTECHNOLOGY, INC.

             Variable Conversion Rate Convertible Unsecured Note

$                                                             , 1996
   (Principal Amount)                                              (Date
of Issue)

     FOR VALUE RECEIVED, Ixion Biotechnology, Inc., a Delaware corporation, (herein called the "Company"), hereby promises to pay to (the "Holder") or registered assigns, the principal sum of Dollars on August 31, 2001.

     This Note is one of a duly authorized issue of Notes of the Company designated as its Variable Conversion Rate Convertible Unsecured Notes due 2001 (herein called the "Notes"), issued and to be issued under a Note Purchase Agreement dated as of September 13, 1996 (herein called the "Note Purchase Agreement"), between the Company and initial Note Purchasers, to which Note Purchase Agreement reference is hereby made for a statement of the respective rights thereunder of the Company and the Holders of the Notes, and the terms upon which the Notes are, and are to be, delivered.

     The indebtedness of the Company evidenced by the Notes is an unsecured general obligation of the Company and will rank pari passu with all other unsecured general obligations of the Company. Each Holder of a Note, by acceptance hereof, agrees to and shall be bound by the provisions of the Note Purchase Agreement.

     From and after December 31, 1996, the Holder shall be permitted to offer to redeem the Notes, in whole at any time or in part from time to time, upon written notice to the Note Purchasers given not less than 60 days prior to the date proposed for redemption, at the redemption price of 90% of the principal amount, plus accrued and unpaid interest, if any, thereon to the date fixed for redemption ("Redemption Date").

     Notice of acceptance of an offer for redemption shall be given to the Holders of Notes to be redeemed by mailing a notice of such redemption not less than 10 days prior to the accepted Redemption Date at their addresses as they shall appear on the Note Register, all as provided in the Note Purchase Agreement.

      In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

      This Note is convertible into shares of Common Stock, $.01 par value, of the Company, at a conversion price per share as set forth below, in the manner set forth in the Note Purchase Agreement.

End of  Year 1          Year 2          Year 3          Year 4          Year 5
Nov      $4.10           $3.70           $3.30           $2.90            2.50
Feb      $4.00           $3.60           $3.20           $2.80            2.40
May      $3.90           $3.50           $3.10           $2.70            2.30
Aug      $3.80           $3.40           $3.00           $2.60            2.10

     If an Event of Default as defined in the Note Purchase Agreement shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement. The Note Purchase Agreement provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Notes outstanding.

     The Note Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Note Purchase Agreement at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Note Purchase Agreement also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Note Purchase Agreement and certain past defaults under the Note Purchase Agreement and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Note Purchase Agreement and no provisions of this Note or of the Note Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

      As provided in the Note Purchase Agreement and subject to certain limitations therein set forth, this Note is transferable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in Alachua, Florida, or at such other office or agency as may be established by the Company for such purpose pursuant to the Note Purchase Agreement (initially the principal executive office of the Company in Alachua, Florida), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form, without coupons, in denominations of $100, or greater multiples of $100. Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Each Holder of a Note covenants and agrees by such Holder's acceptance thereof to comply with and be bound by the foregoing provisions.

     Certain terms used in this Note which are defined in the Note Purchase Agreement have the meanings set forth therein.

     The Company and any agent of the Company may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company nor any such agent shall be affected by notice to the contrary.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the signature of its Chairman, President, or one of its Vice Presidents and its corporate seal to be impressed or imprinted hereon, attested by the signature of its Secretary or one of its Assistant Secretaries.

Date:                                   IXION BIOTECHNOLOGY, INC.



                                   By

ATTEST:





Secretary


     THIS NOTE AND THE COMMON STOCK OF THE COMPANY ISSUABLE UPON CONVERSION OF THIS NOTE (THE "CONVERSION SHARES ") HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THIS NOTE AND THE CONVERSION SHARES MAY NOT BE SOLD. OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT, AND APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL FOR THE COMPANY THAT SUCH TRANSACTION WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER THE ACT OR APPLICABLE BLUE SKY LAWS.